      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1998


                                                      REGISTRATION NO. 333-56239

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            LA PETITE ACADEMY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                      8351                                     43-1243221
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NUMBER)

                            ------------------------

                  14 CORPORATE WOODS, 8717 WEST 110TH STREET,
                                   SUITE 300,
                          OVERLAND PARK, KANSAS 66201
                                 (913) 345-1250
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               LPA HOLDING CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                      6719                                     48-1144353
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NUMBER)

                            ------------------------

                  14 CORPORATE WOODS, 8717 WEST 110TH STREET,
                                   SUITE 300,
                          OVERLAND PARK, KANSAS 66201
                                 (913) 345-1250
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               LPA SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                      6411                                     74-2849053
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NUMBER)

                            ------------------------

                  14 CORPORATE WOODS, 8717 WEST 110TH STREET,
                                   SUITE 300,
                          OVERLAND PARK, KANSAS 66201
                                 (913) 345-1250
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 JAMES R. KAHL
                            CHIEF EXECUTIVE OFFICER
                      14 CORPORATE WOODS, 8717 WEST 110TH
                               STREET, SUITE 300,
                          OVERLAND PARK, KANSAS 66201
                                 (913) 345-1250
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                With a copy to:

                              JOHN J. SUYDAM, ESQ.
                        O'SULLIVAN GRAEV & KARABELL, LLP
                 30 ROCKEFELLER PLAZA, NEW YORK, NEW YORK 10112
                                 (212) 408-2400

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC. As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                            ------------------------


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    This Amendment No. 1 consists solely of the filing of Exhibit 5.1 to the Registration Statement on Form S-4 (File No. 333-56239) of La Petite Academy, Inc. under the Securities Act of 1933.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. Pursuant to Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Company and Parent provide that the directors of the Company and Parent, individually or collectively, shall not be held personally liable to the Company or Parent (as the case may be) or their respective stockholders for monetary damages for breaches of fiduciary duty as directors, except that any director shall remain liable (1) for any breach of the director's fiduciary duty of loyalty to the Company or Parent (as the case may be) or their respective stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) for liability under
Section 174 of the General Corporation Law of the State of Delaware or (4) for any transaction from which the director derived an improper personal benefit. The by-laws of the Company and Parent provide for indemnification of their respective officers and directors to the full extent authorized by law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.

 EXHIBIT
  NUMBER     DESCRIPTION
----------   --------------------------------------------------------------------------------------------------------
    3.1       --   Amended and Restated Certificate of Incorporation of LPA Holding Corp.
    3.2       --   Certificate of Designations, Preferences and Rights of Series A Redeemable Preferred Stock of LPA
                   Holding Corp.
    3.3       --   Bylaws of LPA Holding Corp.
    3.4       --   Amended and Restated Certificate of Incorporation of La Petite Academy, Inc.
    3.5       --   Bylaws of La Petite Academy, Inc.
    4.1       --   Indenture among LPA Holding Corp., La Petite Academy, Inc., LPA Services, Inc. and PNC Bank,
                   National Association dated as of May 11, 1998
   *5.1       --   Opinion of O'Sullivan, Graev & Karabell, LLP
   10.1       --   Purchase Agreement among Vestar/LPA Investment Corp., La Petite Academy, Inc., LPA Services, Inc.,
                   Chase Securities Inc. and NationsBanc Montgomery Securities LLC dated May 6, 1998
   10.2       --   Exchange and Registration Rights Agreement among La Petite Academy, Inc., LPA Holding Corp., LPA
                   Services, Inc., Chase Securities Inc., NationsBanc Montgomery Securities LLC dated May 11, 1998
   10.3       --   Merger Agreement by and between LPA Investment LLC and Vestar/LPA Investment Corp. dated as of
                   March 17, 1998
   10.5       --   Stockholders Agreement among LPA Holding Corp., Vestar/LPT Limited Partnership, LPA Investment LLC
                   and the management stockholders dated as of May 11, 1998
   10.6       --   1998 Stock Option Plan and Stock Option Agreement for LPA Holding Corp. dated as of May 18, 1998
   10.7       --   Preferred Stock Registration Rights Agreement between LPA Holding Corp. and LPA Investment LLC dated May 11, 1998
   10.8       --   Registration Rights Agreement among LPA Holding Corp., Vestar/LPT Limited Partnership, the stockholders listed therein and LPA Investment LLC, dated May 11, 1998

 EXHIBIT
  NUMBER     DESCRIPTION
----------   --------------------------------------------------------------------------------------------------------
   10.9       --   Employment Agreement among LPA Holding Corp., La Petite Academy, Inc. and James R. Kahl
   10.10      --   Employment Agreement among LPA Holding Corp., La Petite Academy, Inc. and Rebecca Perry
   10.11      --   Employment Agreement among LPA Holding Corp., La Petite Academy, Inc. and Phillip Kane
   10.12      --   Credit Agreement dated as of May 11, 1998 among La Petite Academy, Inc., LPA Holding Corp.,
                   Nationsbank, N.A., and The Chase Manhattan Bank
   10.13      --   Pledge Agreement among La Petite Academy, Inc., LPA Holding Corp., Subsidiary Pledgors and
                   Nationsbank, N.A. dated as of May 11, 1998
   10.14      --   Security Agreement among La Petite Academy, Inc., LPA Holding Corp., Subsidiary Guarantors and
                   Nationsbank, N.A. dated as of May 11, 1998
   10.15      --   Parent Guarantee Agreement among LPA Holding Corp. and Nationsbank, N.A. dated as of May 11, 1998
   10.16      --   Subsidiary Guarantee Agreement among Subsidiary Guarantor of La Petite Academy, Inc., LPA
                   Services, Inc. and Nationsbank, N.A. dated as of May 11, 1998
   10.17      --   Indemnity, Subrogation and Contribution Agreement among La Petite Academy, Inc., LPA Services,
                   Inc., as Guarantor and Nationsbank, N.A. dated as of May 11, 1998
   12.1       --   Statement re: computation of ratios
   21.1       --   Subsidiaries of Registrant
   23.1       --   Consent of O'Sullivan Graev & Karabell, LLP (included in Exhibit 5.1)
   23.2       --   Consent of Deloitte & Touche LLP
   24.1       --   Powers of Attorney (included on the signature page)
   25.1       --   Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of PNC Bank,
                   National Association as Trustee
   27.1       --   Financial Data Schedule
   99.1       --   Form of Letter of Transmittal
   99.2       --   Form of Notice of Guaranteed Delivery
   99.3       --   Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
   99.4       --   Form of Letter to Clients


------------------

* Filed herewith.


     (b) Financial Statement Schedules:

     Schedule II--Valuation and Qualifying Accounts

     All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore have been omitted.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 'Securities Act') may be permitted to directors, officers and controlling persons of the registrants pursuant to the DGCL, the Act, the Certificate of Incorporation and Bylaws of the Company or Parent, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling, person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK ON THIS 24TH DAY OF JUNE, 1998.


                                          LA PETITE ACADEMY, INC.


                                          By:          /s/ JAMES R. KAHL
                                              ----------------------------------
                                              Name: James R. Kahl
                                              Title:  President and Chief
                                                        Executive Officer



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED ON THIS 24th DAY OF JUNE, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITY INDICATED.



                SIGNATURE                                                 TITLE
------------------------------------------  ------------------------------------------------------------------
                  /s/ JAMES R. KAHL         Chairman of the Board of Directors, President, Chief Executive
------------------------------------------  Officer and Director (principal executive officer)
              James R. Kahl


                    *                       Senior Vice President, Finance and Chief Financial Officer
------------------------------------------  (principal financial officer and principal accounting officer)
             Phillip M. Kane


                    *                       Director
------------------------------------------
         Mitchell J. Blutt, M.D.


                    *                       Director
------------------------------------------
              Robert E. King


                    *                       Director
------------------------------------------
            Stephen P. Murray


                    *                       Director
------------------------------------------
            Brian J. Richmand



*By:  /s/ JAMES R. KAHL
      --------------------------------
      James R. Kahl, Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK ON THIS 24TH DAY OF JUNE, 1998.



                                          LPA HOLDING CORP.


                                          By:        /s/ JAMES R. KAHL
                                              ----------------------------------
                                              Name: James R. Kahl
                                              Title:  President and Chief
                                                       Executive Officer



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED ON THIS 24TH DAY OF JUNE, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITY INDICATED.



                SIGNATURE                                                 TITLE
------------------------------------------  ------------------------------------------------------------------
                  /s/ JAMES R. KAHL         President, Chief Executive Officer, Chief Financial Officer and
------------------------------------------  Director (principal executive officer, principal financial officer
              James R. Kahl                 and principal accounting officer)


                    *                       Director
------------------------------------------
         Mitchell J. Blutt, M.D.


                    *                       Director
------------------------------------------
              Robert E. King


                    *                       Director
------------------------------------------
            Stephen P. Murray


                    *                       Director
------------------------------------------
            Brian J. Richmand



*By:  /s/ JAMES R. KAHL
      --------------------------------
      James R. Kahl, Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK ON THIS 24TH DAY OF JUNE, 1998.


                                          LPA SERVICES, INC


                                          By:          /s/ JAMES R. KAHL
                                              ----------------------------------
                                              Name: James R. Kahl
                                              Title:  President and Chief
                                                       Executive Officer



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED ON THIS 24TH DAY OF JUNE, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITY INDICATED.



                SIGNATURE                                                 TITLE
------------------------------------------  ------------------------------------------------------------------
                  /s/ JAMES R. KAHL         President, Chief Executive Officer and Director (principal
------------------------------------------  executive officer)
              James R. Kahl


                    *                       Vice President of Finance, Chief Financial Officer and Director
------------------------------------------  (principal financial officer and principal accounting officer)
             Phillip M. Kane


                    *                       Secretary and Director
------------------------------------------
              Peggy A. Ford



*By:  /s/ JAMES R. KAHL
      --------------------------------
      James R. Kahl, Attorney-in-Fact